UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Worksport Ltd.

(Exact name of registrant as specified in its charter)

Nevada	35-2696895
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3120 Rutherford Road Suite 414 Vaughan, Ontario, Canada	L4K 0B1
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market, LLC
Warrants, each Warrant exercisable for one share of Common Stock	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-256142

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Worksport Ltd. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, and warrants to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-256142), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2021, as subsequently amended (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission are hereby also incorporated by reference herein.

Item 2	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WORKSPORT LTD.

Date: July 27, 2021	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer